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                                                                       EXHIBIT 5

                                 March 30, 2001



Board of Directors
W Holding Company, Inc.
19 West McKinley Street
Mayaguez, Puerto Rico 00680


Ladies and Gentlemen:

               We are acting as special counsel to W Holding Company, Inc., a corporation formed under the laws of the Commonwealth of Puerto Rico (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 2,208,000 shares of the Company's 7.60% Noncumulative Monthly Income Preferred Stock, 2001 Series C, liquidation preference $25 per share (the "Series C Preferred Stock"), all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

               For purposes of this opinion letter, we have examined copies of the following documents:

               1.   An executed copy of the Registration Statement.

               2. The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

               3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

               4. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom UBS PaineWebber Incorporated of Puerto Rico will act as representative, filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement").

               5. Resolutions of the Board of Directors of the Company adopted at a meeting held on March 29, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith (the "Resolutions").

               6. The Certificate of Corporate Resolution relating to the Series C Preferred Stock (the "Certificate of Corporate Resolution"), as adopted by the Board of Directors of the Company in the Resolutions, and the form of which is filed as Exhibit 4.2 to the Registration Statement.

               In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all
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documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

             This opinion letter is based as to matters of law solely on Puerto Rico General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

               Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) filing of all necessary amendments and supplements to the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, (iv) filing of the Certificate of Corporate Resolution with the Secretary of State of the Commonwealth of Puerto Rico, and
(v) receipt by the Company of the consideration for the Shares specified in the Resolutions, the Shares will be validly issued, fully paid, and nonassessable.

               This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

               We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                   Very truly yours,

                                                   /s/ HOGAN & HARTSON L.L.P.

                                                   HOGAN & HARTSON L.L.P.